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                                   EXHIBIT 32

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Edward J. Geletka, President and Chief Executive Officer and L. Joseph Stella, III, Executive Vice President and Chief Financial Officer of Colonial Bankshares, Inc. (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-QSB of the Company for the quarter ended March 31, 2006 and that:

(1) the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.



Date:  May 11, 2006                               /S/ EDWARD J. GELETKA
                                                  ---------------------
                                                  Edward J. Geletka,
                                                  President and Chief Executive
                                                  Officer


Date:  May 11, 2006                               /S/ L. JOSEPH STELLA, III
                                                  -------------------------
                                                  L. Joseph Stella, III,
                                                  Executive Vice President and
                                                  Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Colonial Bankshares, Inc. and will be retained by Colonial Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.